UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 6, 2006

DPL Inc.

(Exact Name of Registrant as Specified in Its Charter)

Ohio	1-9052	31-1163136
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1065 Woodman Drive, Dayton, Ohio		45432
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:   (937) 224-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

On February 23, 2006, the Board of Directors of DPL Inc. and The Dayton Power and Light Company (collectively, the Company) approved a new executive compensation and benefits program including: (i) an Executive Incentive Compensation Plan (EICP); (ii) a 2006 Equity and Performance Incentive Plan (EPIP); (iii) a Severance Pay and Change of Control Plan (Severance Plan); and (iv) a Supplemental Executive Defined Contribution Retirement Plan (SERP). In response to the approval of this executive compensation and benefits program, the Company entered into a Participation Agreement and Waiver (collectively, the “Participation Agreements”) with James V. Mahoney, President and Chief Executive Officer on March 7, 2006 and with Arthur G. Meyer, Vice President on March 6, 2006. Pursuant to the Participation Agreements, each of these officers agreed to terminate their employment agreement or change of control agreement and other benefits with the Company in exchange for their participation in the EICP, the EPIP, the Severance Plan and the SERP. In addition, each officer receives a perquisite allowance in the amount of $20,000 in each year that such respective officer is designated by the Compensation Committee to be eligible to receive a perquisite allowance. The Participation Agreements also provide that each officer is subject to a two year non-solicitation agreement.

Both Mr. Mahoney’s and Mr. Meyer’s Participation Agreement and Waiver preserve certain rights, including, the right for Mr. Mahoney to receive previously granted stock options and certain future LTIP payouts, and for Mr. Meyer, the right to receive certain vested stock incentive units, certain stock options previously granted, certain rights under the previous Supplemental Executive Retirement Plan and enhanced medical benefits.

A copy of each Participant Agreement is attached hereto as Exhibits 10.1 and 10.2 and is incorporated herein by reference.

Item 1.02.                                          Termination of a Material Definitive Agreement.

In connection with the Participation Agreements described in Item 1.01 of this Form 8-K, the employment agreement and change of control agreement between the Company and Mr. Mahoney and Mr. Meyer, respectively, were terminated as of March 6, 2006 for Mr. Meyer and March 7, 2006 for Mr. Mahoney. The material terms of the employment agreement or change of control agreement with Mr. Mahoney and Mr. Meyer, respectively, were described in DPL Inc.’s Definitive Proxy Statement filed on March 24, 2005 as to Mr. Mahoney and listed as Exhibit 10(bb) to DPL Inc.’s Annual Report on Form 10-K as filed on March 1, 2006 as to Mr. Meyer and such description and exhibit are incorporated herein by reference.

The Company will not incur any early termination penalties.

Item 9.01(c).                            Exhibits.

10.1	Participant Agreement and Waiver among DPL Inc., The Dayton Power and Light Company and James V. Mahoney, dated March 7, 2006.

10.7	Participant Agreement and Waiver among DPL Inc., The Dayton Power and Light Company and Arthur G. Meyer, dated March 6, 2006.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2006	DPL Inc.

/s/ Miggie E. Cramblit
	Name:	Miggie E. Cramblit
Title:Vice President, General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description	Paper (P) or Electronic (E)

10.1	Participant Agreement and Waiver among DPL Inc., The Dayton Power and Light Company and James V. Mahoney, dated March 7, 2006.	E

10.2	Participant Agreement and Waiver among DPL Inc., The Dayton Power and Light Company and Arthur G. Meyer, dated March 6, 2006.	E